As filed with the Securities and Exchange Commission on September 11, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OVERLAND STORAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	4820 Overland Avenue San Diego, California 92123	95-3535285
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Eric L. Kelly

Chief Executive Officer

Overland Storage, Inc.

4820 Overland Avenue

San Diego, CA 92123

(858) 571-5555

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

John J. Hentrich, Esq.

John D. Tishler, Esq.

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, California 92130-2006

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)
Preferred Stock, no par value
Common Stock, no par value
Warrants
Total			$15,000,000(5)	$837.00

(1)	The amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price are not being specified for each class of securities being registered pursuant to General Instruction II.D. to Form S-3 and Rule 457(o). The registrant will determine such amounts from time to time in connection with the issuance by the registrant of the securities registered hereunder.
(2)	Each share of common stock is accompanied by a common stock purchase right pursuant to a shareholder rights agreement between the registrant and Wells Fargo Bank, N.A., as rights agent, dated August 22, 2005.
(3)	This registration statement registers an indeterminate number of shares of preferred stock, shares of common stock (and accompanying rights), and warrants as shall have an aggregate initial offering price not to exceed $15,000,000 that the registrant may sell from time to time, including any consideration which may be received for securities which are issuable upon the conversion, exchange or exercise of other securities. Such amount represents the offering price of any shares of preferred stock, shares of common stock (and accompanying rights), or warrants issued at their stated principal amount. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 457(i) under the Securities Act of 1933, the securities being registered hereunder include such currently indeterminate number of shares of preferred stock, shares of common stock (with accompanying rights) and warrants as may be issuable by the registrant upon the conversion or exchange of preferred stock that provide for conversion or exchange, or upon the exercise of warrants. Separate consideration may or may not be received for securities that are issuable upon the conversion, exchange or exercise of other securities. In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) of the Securities Act.
(5)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2009

$15,000,000

PREFERRED STOCK

COMMON STOCK

WARRANTS

We may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings, in one or more series and in amounts, at prices and on terms that we will determine at the time of the offering, up to an aggregate dollar amount of $15,000,000. We will provide the specific terms of the securities, including their offering prices and terms, and the methods by which we will sell them, in supplements to this prospectus. We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If we use agents, underwriters or dealers to sell any securities, we will name them and describe their compensation in the applicable prospectus supplement.

The prospectus supplements may also add, update or change other information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplements carefully before you make your investment decision.

Our common stock is traded on the NASDAQ Global Market under the symbol “OVRL”. On September 9, 2009, the last reported sale price for our common stock on the NASDAQ Global Market was $0.85 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page 3 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.

The date of this prospectus is September     , 2009

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ABOUT THIS PROSPECTUS

In this prospectus and any accompanying prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell shares of our preferred stock, shares of our common stock (with accompanying rights to purchase our common stock), or warrants to purchase our equity securities, in one or more offerings to the public up to a maximum aggregate offering of $15,000,000. This prospectus provides you with a general description of these securities.

Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus and the accompanying prospectus supplement, including the documents incorporated by reference in this prospectus and accompanying prospectus supplement, when making your investment decision. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, which we refer to as the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet at http://www.sec.gov/ which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.overlandstorage.com. Information included on our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding the securities and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

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INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the initial filing of this registration statement that contains this prospectus and prior to the time that we or the underwriters sell all of the securities offered by this prospectus or the earlier termination of the offering (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our annual report on Form 10-K for our fiscal year ended June 28, 2009, filed with the SEC on September 9, 2009;

•	our current report on Form 8-K, filed with the SEC on June 30, 2009;

•

the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on January 29, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

the description of our common stock purchase rights contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on August 26, 2005, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Overland Storage, Inc.

4820 Overland Avenue

San Diego, CA 92123

Attention: Chief Financial Officer

(858) 571-5555

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, which we refer to as the Securities Act, and Section 21E of the Exchange Act. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. These forward-looking statements relate to future events, plans, expectations and objectives regarding our business, financial condition and performance, and results of operations. In some cases, you can identify these forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,”

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“estimate,” “predict,” “potential,” “project,” “forecast,” “anticipate,” “continue,” “assumption” or the negative of these terms or variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those factors referred to under the caption “Risk Factors” on page 3 and in the documents we incorporate into this prospectus or any prospectus supplement by reference and which may be included in any accompanying prospectus supplements.

These forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; the continued availability of our non-OEM accounts receivable financing arrangements; our ability to generate cash from operations or raise outside capital to service and repay debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or any prospectus supplement. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before making a future investment decision with respect to our securities. You should read both this prospectus and the accompanying prospectus supplement carefully, including the “Risk Factors,” together with any documents incorporated by reference before investing in securities in this offering. In this prospectus and any accompanying prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

Our Company

Overland is a trusted global provider of unified data management and data protection solutions designed to enable small and medium enterprises, or SMEs, corporate departments, and small and medium businesses, or SMBs to anticipate and respond to change. Whether an organization’s data is distributed around the corner or across continents, our solutions tie it all together for easy and cost-effective management of different tiers of information over time. Overland enables companies to expend fewer resources on information technology (IT), allowing them to focus on being more responsive to the needs of their customers.

We develop and deliver a comprehensive solution set of award-winning products and services for moving and storing data throughout the organization and during the entire data lifecycle. Overland Snap Server® is a complete line of network attached storage, or NAS, solutions designed to ensure primary and secondary data is accessible and protected regardless of its location. Snap Server is available in fixed capacity or highly scalable systems. The ULTAMUS® RAID and REO SERIES® families of products provide simplified disk-based data protection and maximum flexibility to protect mission critical data for both continuous local backup and remote disaster recovery. The NEO SERIES® and ARCvault® families of tape backup and archive systems are designed to meet the need for low-cost, reliable data storage for long-term archiving and compliance requirements.

Our approach emphasizes long term investment protection for our customers and reduces the complexities and ongoing costs associated with storage management. Moreover, most of our products are designed with a scalable architecture which enables companies to purchase additional storage as needed, on a just-in-time basis, and make it available instantly without downtime.

End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development and many others.

We sell our solutions worldwide—in the Americas, Europe, Middle East, Africa, or EMEA, and Asia Pacific, or APAC. We generate sales through:

•	the Overland branded channel, which consists of commercial distributors, direct market resellers, or DMRs, and value-added resellers, or VARs; and

•	private label arrangements with original equipment manufacturers (OEMs).

Corporate Information

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our principal executive offices are located at 4820 Overland Avenue, San Diego, California 92123 and our main telephone number is (858) 571-5555. Our internet address is www.overlandstorage.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

We may offer any of the following securities from time to time:

•	shares of our preferred stock;

•	shares of our common stock (with accompanying rights);

•	warrants to purchase any of the above securities.

When we use the term securities in this prospectus, we mean any of the securities we may offer with this prospectus from time to time, unless we indicate otherwise. This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we offer will be described in a separate supplement to this prospectus.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Listing

The applicable prospectus supplement will specify if any securities are to be listed or quoted on a securities exchange or quotation system. Our common stock is listed on the NASDAQ Global Market and trades under the symbol “OVRL”.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in the accompanying prospectus supplement as well as those set forth in our most recent Annual Report on Form 10-K on file with the SEC, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we specify otherwise in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in the accompanying prospectus supplement.

We may set forth additional information on the use of the net proceeds from the sale of securities we offer under this prospectus in the prospectus supplement relating to the specific offering.

DESCRIPTION OF SECURITIES

The following description of our preferred stock, common stock and warrants to purchase equity securities summarizes the material terms and provisions of these securities. We will describe in the prospectus supplement relating to the offering of any securities the particular terms of the securities being offered by that prospectus supplement. If applicable, we will also include information in the prospectus supplement about material United States federal income tax considerations, if any, relating to the securities, and the securities exchange, if any, on which the securities will be listed. The terms of these securities may also be affected by California law.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is qualified in its entirety by reference to the full text of our amended articles of incorporation and our amended bylaws. Shareholders are urged to read our amended articles of incorporation and amended bylaws in their entirety for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find Additional Information” on page ii.

Overland is a corporation organized under the laws of the State of California.

Authorized Capital Stock

Our authorized capital stock consists of 45,000,0000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of August 26, 2009, 12,778,050 shares of our common stock, and no shares of our preferred stock, were issued and outstanding.

Common Stock

Subject to the preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may from time to time declare. Upon the liquidation, dissolution or winding-up of our company, the holders of outstanding shares of our common stock will be entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of shareholders, and may not cumulate votes for the election of directors unless proper notice is given pursuant to our bylaws.

Our common stock is quoted on the NASDAQ Global Market under the trading symbol “OVRL”.

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Our shares of common stock do not have any preemptive rights.

Our shares of common stock are not subject to conversion or redemption.

Common Stock Purchase Rights

We have in place a shareholder rights agreement providing rights to purchase shares of our common stock. The rights are not currently exercisable and they are attached to and trade together with the shares of common stock. A right will be attached to each share of common stock sold in this offering.

The shareholder rights agreement will take effect not earlier than the tenth day after the first to occur of:

•

the public announcement or disclosure that a person or group of affiliated or associated persons, other than exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, except pursuant to a permitted acquisition; or

•

the commencement of, or announcement of an intention to make, by any person other than an exempt person, a tender offer or exchange offer (other than a permitted offer) which upon consummation would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

At that time, the rights then attached to all outstanding shares of common stock will become separate securities and each right will entitle the holder to purchase one-third of a common share, at a per-share purchase price of $37.00, subject to adjustment.

However,

•

from and after the date on which a person becomes an acquiring person, except pursuant to a permitted offer, each holder of a right, other than the acquiring person, may exercise the right to receive that number of common shares having a value equal to the purchase price divided by one-half the current market price (as defined in the stockholder rights agreement) of a common share at the date of the occurrence of the event.

•

if, after the shareholder rights agreement takes effect, we merge or combine into or with any acquiring person or any of its affiliates or associates or other related persons, other than any other person if all shareholders of the company are not treated alike, other than certain restructurings not resulting in any change of control of the company, or 50% or more of our assets or earnings power is sold or transferred in one or a series of related transactions, each holder of a right, other than an acquiring person, may exercise the right to receive that number of common shares which equals the initial exercise price, as adjusted, divided by one-half the current market price (as defined in the stockholder rights agreement) of such common stock at the date of the occurrence of the event.

•

At any time after any person becomes an acquiring person, our board of directors may exchange all or some of the rights other than the rights beneficially owned by the acquiring person, which rights will thereafter be voice, at an exchange ratio of one-third of a common stock, or one-third of an equivalent common share (as defined in the stockholder rights agreement) per right, subject to adjustment in certain events.

The term “permitted acquisition” is defined as the acquisition of common stock directly from us, including by way of a dividend or distribution on the common stock, or pursuant to a permitted offer.

The term “permitted offer” is defined as a tender or exchange offer which is for all of our outstanding shares of common stock at a price and on terms which a majority of certain members of the board of directors determine to be adequate and in the best interests of the company and its shareholders.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder, including the right to vote or to receive dividends.

The rights expire in August 2015 unless earlier redeemed or exchanged. We are entitled to redeem all of the rights at $0.001 per right, subject to adjustment, at any time.

Wells Fargo Bank, N.A. serves as the rights agent under the shareholder rights agreement.

Preferred Stock

Subject to the limitations imposed by law and the rules of the Nasdaq stock market, our board of directors is authorized to designate and issue up to 1,000,000 shares of preferred stock in one or more series, without further shareholder approval. Our board of directors is authorized from time to time to set the number of shares to be included in each series; to fix the voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, of the shares of each wholly unissued series; and to increase or decrease the number of authorized shares of any series, but not below the number of shares of any series then outstanding. The rights of a series of preferred stock may include a preferential return in the event of the liquidation, dissolution or winding-up of our company, the right to receive dividends if declared by our board of directors, special dividend rates, conversion rights, redemption rights, voting rights, the right to protection from dilutive issuances of securities, or the right to approve specified corporate actions. Any or all of these rights may be superior to the rights of the common stock.

Our board of directors has represented that it will not issue, without shareholder approval, any series of preferred stock for any defensive or anti-takeover purposes or with features specifically intended to make any attempted acquisition of the company more difficult or costly. Within these limits, and subject to the limitations imposed by law and the rules of the Nasdaq stock market, our board of directors may designate and issue preferred stock for future acquisitions, joint ventures, strategic alliances or capital raising transactions that have the effect of making an acquisition of our company more difficult or costly. Additionally, our issuance of preferred stock may decrease the market price of our common stock, decrease the amount of earnings and assets available for distribution to holders of our common stock if we liquidate or dissolve, and restrict or limit amounts which we may pay as dividends to holders of our common stock or use to repurchase or otherwise acquire shares of our common stock.

A prospectus supplement relating to a series of preferred stock will describe terms of that series of preferred stock, including:

•	the designation and stated value of that series;

•	the number of shares we are offering;

•	the initial public offering price at which the shares will be sold;

•

the dividend rate of that series, the conditions and dates upon which those dividends will be payable, whether those dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends will accumulate;

•	the process for any auction and remarketing, if any;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of the affairs of our company;

•	any redemption, repurchase, or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any preemptive rights;

•	any restrictions on transfer, sale or other assignment;

•	any restrictions on further issuances;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	any application for listing of that series on any securities exchange or market;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company’s affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, that series of preferred stock.

Certain Provisions Affecting Control of Our Company

The shareholder rights agreement discussed above and the following provision of California law may affect the control of our company.

California Law

Section 1203 of the California General Corporation Law, which we refer to as the CGCL, provides that if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an “interested party,” the person making the offer must deliver an affirmative opinion to each shareholder in writing as to the fairness of the consideration to be received by the shareholders. The term “interested party” means a person who is a party to the transaction and who

•	directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

•	is, or is directly or indirectly controlled by, an officer or director of the corporation; or

•	is an entity in which a material financial interest is held by any director or executive officer.

Indemnification Provisions

California Incorporation

Section 317 of the CGCL provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

Our articles of incorporation and bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

We also maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of our officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. We pay the premiums for this insurance.

We have also entered into separate indemnification agreements with each of our executive officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an executive officer or director of Overland, or as an employee, agent, officer or director of any other entity if the executive officer or director is serving in that capacity at our request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of preferred stock or shares of common stock in one or more series. We may issue warrants independently or together with shares of preferred stock or shares of common stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may sell, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the accompanying prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•

the designation, stated value, terms (including liquidation, dividend, conversion and voting rights), number of shares and purchase price per share of the class or series of preferred stock purchasable upon the exercise of warrants to purchase shares of preferred stock;

•	the number of shares and the purchase price per share of common stock purchasable upon the exercise of warrants to purchase shares of common stock;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of preferred stock or common stock will be adjusted proportionately if we subdivide or combine our preferred stock or common stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for preferred stock or common stock, or any rights to subscribe for, purchase or otherwise acquire either class of capital stock, as a dividend or distribution to holders of our preferred stock or common stock;

•

pay any cash to holders of our preferred stock or common stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our preferred stock or common stock; or

•

issue preferred stock or common stock or additional stock or other securities or property to holders of our preferred stock or common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of preferred stock or common stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held the preferred stock or common stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a preferred stock or common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of preferred stock or common stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the preferred stock or common stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of the preferred stock or common stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our preferred stock or common stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the preferred stock or common stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market in accordance with Regulation M under the Exchange Act, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of their business for which they receive compensation.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any shares of common stock sold pursuant to a prospectus supplement will be included in the NASDAQ Global Market. We may apply to list any series of preferred stock, or warrants on a securities exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

LEGAL MATTERS

Except as set forth in the applicable prospectus supplement, Sheppard, Mullin, Richter & Hampton LLP, San Diego, California, will pass upon certain legal matters in connection with the securities for us. Underwriters, dealers or agents, whom we will identify in a prospectus supplement, may have their counsel opine about certain legal matters relating to the securities.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 28, 2009 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement.

Item	Amount
Securities and Exchange Commission registration fee		$837.00
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Printing and EDGAR filing fees and expenses		*
Miscellaneous		*

Total	$	*

(*)	Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

California Incorporation

Section 317 of the CGCL provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The registrant’s articles of incorporation and bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

The registrant maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the registrant against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The registrant pays the premiums for such insurance.

Pursuant to separate indemnification agreements with the registrant, each executive officer and director of the registrant is indemnified against all liabilities relating to his or her position as an executive officer or director of the registrant, to the fullest extent permitted under applicable law.

The registrant may also enter into indemnification agreements with underwriters or agents providing that the underwriters or agents, as applicable, have to indemnify and hold harmless the registrant, its directors, each officer who signed the registration statement and any person who controls the registrant within the meaning of the Securities Act, from and against certain civil liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) That:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 10th day of September, 2009.

OVERLAND STORAGE, INC.

By:	/s/ Eric L. Kelly
Eric L. Kelly
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Eric L. Kelly and Kurt L. Kalbfleisch, jointly and severally, as his attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ Eric L. Kelly	Chief Executive Officer and Director
Eric L. Kelly	(Principal Executive Officer)	September 10, 2009

/s/ Kurt L. Kalbfleisch	Vice President of Finance and Chief Financial Officer
Kurt L. Kalbfleisch	(Principal Financial and Accounting Officer)	September 10, 2009

/s/ Robert A. Degan
Robert A. Degan	Director	September 10, 2009

/s/ Nora Denzel
Nora Denzel	Director	September 10, 2009

/s/ Scott McClendon
Scott McClendon	Chairman of the Board	September 10, 2009

/s/ Michael Norkus
Michael Norkus	Director	September 10, 2009

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to the Company’s Form 10-K filed September 27, 2002)

3.2	Certificate of Amendment of Articles of Incorporation (incorporated by reference to the Company’s Form 10-Q filed February 10, 2006)

3.3	Certificate of Amendment of Articles of Incorporation (incorporated by reference to the Company’s Form 10-Q filed February 11, 2009)

3.4	Amended and Restated Bylaws (incorporated by reference to the Company’s Form 8-K filed August 26, 2005)

3.5	Certificate of Amendment of Bylaws (incorporated by reference to the Company’s Form 8-K filed April 30, 2007)

4.1	Form of Common Stock Certificate (incorporated by reference to the Company’s Form 10-K filed September 27, 2002)

4.2	Form of Warrant Agreement*

4.3	Form of Warrant Certificate*

4.4	Shareholder Rights Agreement dated August 22, 2005 between Overland Storage, Inc. and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to the Company’s Form 8-K filed August 26, 2005)

5.1	Legal Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	To be filed by amendment hereto or as an exhibit to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.